UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2006

CASH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0398535 (I.R.S. employer identification number)
Commission file number: 1-31955
7350 Dean Martin Drive, Suite 309
Las Vegas, Nevada 89139
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (702) 987-7169

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.02 Unregistered Sales of Equity Securities
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On February 28, 2006, Cash Systems, Inc., a Delaware corporation (the “Company”) acquired the assets associated with Indian Gaming Services (“IGS”), a cash-access provider to the gaming industry and a division of Borrego Springs Bank, N.A., a national banking association (“Borrego Springs”), for a purchase price of $12 million (the “IGS Acquisition”). In the IGS Acquisition, the Company acquired a network of automated teller machines, an automated teller machine switch and related systems and assumed the customer contracts for IGS’s casino customers. The IGS Acquisition was funded at closing with a combination of (i) funds borrowed under the Company’s $13 million credit facility with Bank of America, N.A., a national banking association, (ii) cash proceeds received upon the issuance and sale in a private offering of 710,000 shares of the Company’s common stock at a price of $6.296 per share to The Viejas Band of Kumeyaay Indians, a federally recognized Indian tribe (“Viejas”) which owns 100% of Borrego Springs, and (iii) cash on hand.
     The IGS Acquisition was consummated pursuant to the terms of an Asset Purchase Agreement dated November 17, 2005 between the Company and Borrego Springs, as amended (the “Asset Purchase Agreement”). The Asset Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated herein by this reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
     On February 28, 2006, in connection with the IGS Acquisition, the Company issued 710,000 shares of its common stock to Viejas at a price of $6.296 per share, for an aggregate purchase price of $4,470,160 (the “Stock Sale”). The issuance of the Company’s common stock was effected as a private placement pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder. The Stock Sale was consummated pursuant to the terms of a Common Stock Purchase Agreement dated November 17, 2005 between the Company and Viejas (the “Stock Purchase Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference. In order to ensure compliance with gaming regulations and in accordance with the Company’s Bylaws, the Stock Purchase Agreement provides, among other things, that Viejas may not acquire additional shares of the Company’s common stock if, as a result of such acquisition, Viejas would own five percent or more of the total number of outstanding shares of the Company’s common stock.
     The Company has agreed to file and cause to become effective a shelf registration statement covering resales of the Company’s common stock issued to Viejas in connection with the Stock Sale, subject to certain limitations, pursuant to the terms of a Registration Rights Agreement dated November 17, 2005 between the Company and Viejas (the “Rights Agreement”), a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by this reference.
     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement and the Rights Agreement.
Item 7.01 Regulation FD Disclosure.
     On February 28, 2006, the Company issued a press release regarding the IGS Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this report. The information furnished pursuant to Item 7.01 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the

Securities Exchange Act of 1934 , as amended (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as expressly stated by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of the Business Acquired
     The financial statements required by this item will be filed by amendment to this report not later than May 16, 2006.
     (b) Pro Forma Financial Information
     The financial statements required by this item will be filed by amendment to this report not later than May 16, 2006.
     (d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION

2.1	Asset Purchase Agreement dated November 17, 2005 between Cash Systems, Inc. and Borrego Springs Bank, N.A., as amended

10.1	Common Stock Purchase Agreement dated November 17, 2005 between Cash Systems, Inc. and The Viejas Band of Kumeyaay Indians.

10.2	Registration Rights Agreement dated November 17, 2005 between Cash Systems, Inc. and The Viejas Band of Kumeyaay Indians.

99.1	Press release dated February 28, 2006, announcing IGS acquisition.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cash Systems, Inc. (Registrant)
Dated: March 6, 2006	By:	/s/ Michael D. Rumbolz
		Name:	Michael D. Rumbolz
		Title:	Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
2.1	Asset Purchase Agreement dated November 17, 2005 between Cash Systems, Inc. and Borrego Springs Bank, N.A., as amended.

10.1	Common Stock Purchase Agreement dated November 17, 2005 between Cash Systems, Inc. and The Viejas Band of Kumeyaay Indians.

10.2	Registration Rights Agreement dated November 17, 2005 between Cash Systems, Inc. and The Viejas Band of Kumeyaay Indians.

99.1	Press release dated February 28, 2006, announcing IGS Acquisition.